EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Praegitzer Industries, Inc. on Form S-8 of our report on the combined financial statements of Praegitzer Industries, Inc. and Affiliate dated February 5, 1996 (except as to Note 18 which is dated as of April 3, 1996) and of our report on the financial statements of Circuit Technology, Inc. dated January 24, 1996, appearing in the Prospectus dated April 4, 1996 which is part of Registration Statement No. 333-01228 on Form S-1.




DELOITTE & TOUCHE LLP
July 1, 1996